FOR IMMEDIATE RELEASE
Date:             November 14, 2005
Contact: Jeanne D. Hubbard
                  202.772.3747

                  ABIGAIL ADAMS NATIONAL BANCORP, INC. REPORTS
                         EARNINGS FOR THE THIRD QUARTER

Washington, DC - Abigail Adams National Bancorp, Inc. (NASDAQ:AANB), the parent holding company of The Adams National Bank, Washington, DC, and Consolidated Bank & Trust, Richmond, VA, reported third quarter earnings of $715 thousand. This 23.8% decrease from the $938 thousand earned in the third quarter of 2004 is due primarily to the one-time expense for the payment due under our former affiliate CEO's employment contract. The company's net interest margin for the third quarter increased to 5.24% from 5.22% for the same period in 2004.

Net income for the first nine months of 2005, however, held steady at $2.6 million with only a $6 thousand decrease from the same period in 2004. Diluted earnings per share for this period in 2005 are $0.77 down $0.01, mainly because of the one-time payment to the former affiliate CEO. Nine-month 2005 earnings represent a 1.27% annualized return on average assets and a 13.23% annualized return on average equity.

At September 30, 2005 total deposits increased 42.6% to $288 million from $202 million and loans grew 40.5% to $236 million from $168 million, compared to September 30, 2004. The allowance for loan losses at the end of the third quarter was $4.3 million or 1.82% of total loans. Nonperforming assets improved to 0.26% of total assets at the quarter end compared to 1.09% at the same time last year.

Jeanne D. Hubbard, President and CEO, said, "The core results for the company continue to be solid and the one-time expense for the payment due under our former affiliate CEO's employment contract is now behind the company. We are ready to take advantage of the opportunities in our metropolitan DC market and our new markets of Richmond and Hampton, VA. We welcome our new employees, shareholders and customers at Consolidated Bank & Trust and look forward to our future together."

Abigail Adams National Bancorp, Inc. is a two-bank holding company owned and operated by women. The company is focused on serving minorities, women, small businesses and not-for-profit businesses in the communities in which it is located. The banking offices offer a full line of banking services, including business and real estate loans as well as deposit services. All information for the period ended September 30, 2005 has been derived form unaudited financial information.

SOURCE:  The Adams National Bank
ATTACHMENT:         Selected Financial Data

                Abigail Adams National Bancorp, Inc. & Subsidiary
                             Selected Financial Data
                           September 30, 2005 and 2004
                     (In thousands, except per share data)

                                                             Three Months Ended:                     Nine Months Ended:
                                                      -----------------------------------    -----------------------------------
                                                           9/30/05             9/30/04            9/30/05           9/30/04
                                                      ---------------    ----------------    ---------------    ----------------
INCOME STATEMENT:
   Interest income                                             5,069               3,494             12,873              10,112
   Interest expense                                            1,191                 500              2,720               1,424
                                                      ---------------    ----------------    ---------------    ----------------
     Net interest income                                       3,878               2,994             10,153               8,688
                                                      ---------------    ----------------    ---------------    ----------------
   Provision for loan losses                                     120                 105                220                 315
     Net interest income after
       provision for loan losses                               3,758               2,889              9,933               8,373
                                                      ---------------    ----------------    ---------------    ----------------
   Noninterest income                                            408                 458              1,338               1,369
   Noninterest expense                                         2,979               1,789              6,988               5,444
                                                      ---------------    ----------------    ---------------    ----------------
     Income before taxes                                       1,187               1,558              4,283               4,298
   Provision for income tax expense                              472                 620              1,702               1,711
                                                      ---------------    ----------------    ---------------    ----------------
     Net income                                                  715                 938              2,581               2,587
                                                      ===============    ================    ===============    ================
PER SHARE DATA:
   Basic earnings per share                                    $0.21               $0.28              $0.77               $0.78
   Diluted earnings per share                                  $0.21               $0.28              $0.77               $0.78
   Dividends paid on common shares                             $0.13               $0.11              $0.38               $0.34

   Average shares outstanding - Basic                      3,419,961           3,321,276          3,355,739           3,317,623
   Average shares outstanding - Diluted                    3,427,687           3,330,238          3,363,887           3,329,297

CONSOLIDATED BALANCE SHEET:
   Assets:
   Cash & due from banks                                                                             13,057               8,137
   Short-term investments                                                                             8,988              11,605
   Investment securities                                                                             69,762              49,315
   Loans, gross                                                                                     235,776             167,617
   Allowance for loan losses                                                                        (4,304)             (2,457)
   Other assets                                                                                      10,430               4,602
                                                                                             ---------------    ----------------
     Total assets                                                                                   333,709             238,819
                                                                                             ===============    ================
   Liabilities:
   Deposits                                                                                         288,222             202,158
   Short-term borrowings                                                                              2,792               3,901
   Long-term borrowings                                                                              11,443               7,354
   Accrued expenses & other liabilities                                                               3,258               1,250
                                                                                             ---------------    ----------------
     Total liabilities                                                                              305,715             214,663
                                                                                             ---------------    ----------------
   Stockholders' equity:
   Capital stock                                                                                         35                  30
   Surplus                                                                                           24,866              17,277
   Retained earnings                                                                                  3,093               6,849
                                                                                             ---------------    ----------------
     Total stockholders' equity                                                                      27,994              24,156
                                                                                             ---------------    ----------------
     Total liabilities & stockholders' equity                                                       333,709             238,819
                                                                                             ===============    ================
PERFORMANCE RATIOS:
   Book value per share                                                                               $8.09               $7.27
   Return on average assets                                     0.92%               1.56%              1.27%               1.52%
   Return on average stockholders' equity                      10.21%              15.69%             13.23%              14.78%
   Net interest margin                                          5.24%               5.22%              5.24%               5.34%
   Efficiency ratio                                            69.51%              51.83%             60.81%              54.13%
   Ratio of nonperforming assets to total assets                                                       0.26%               1.09%
   Allowance for loan losses to loans                                                                  1.83%               1.47%
   Allowance for loan losses to nonperforming assets                                                 505.00%              94.43%
